Exhibit 99.1

Contacts:	Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@alliancedata.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

Alliance Data Reports Full-Year 2019 Results

•	Revenue Decreases 2 Percent to $5.6 Billion
•	EPS Decreases 35 Percent to $11.24
•	Core EPS Decreases 14 Percent to $16.77

COLUMBUS, Ohio, January 30, 2020 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced results for the year ended December 31, 2019.

SUMMARY	Quarter Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2019	2018	% Change	2019	2018	% Change
Revenue	$1,461	$1,465	0%	$5,581	$5,667	-2%
Income from continuing operations	$130	$253	-48%	$573	$946	-39%
Net income	$130	$285	-54%	$311	$963	-68%
Income from continuing operations per diluted share (“EPS”)	$2.74	$4.67	-41%	$11.24	$17.17	-35%
Net income per diluted share	$2.74	$5.25	-48%	$6.10	$17.49	-65%
Diluted shares outstanding	47.6	54.2		50.9	55.1
*******************************
Supplemental Non-GAAP Metrics (a):
Adjusted EBITDA	$392	$565	-31%	$1,710	$1,995	-14%
Adjusted EBITDA, net of funding costs (“adjusted EBITDA, net”)	$278	$458	-39%	$1,271	$1,609	-21%
Core earnings per diluted share (“core EPS”)	$4.12	$5.76	-29%	$16.77	$19.49	-14%

(a)	See “Financial Measures” for a discussion of non-GAAP financial measures.

Alliance Data Systems Corporation
January 30, 2020

Charles Horn, vice chairman and acting chief executive officer of Alliance Data, commented, “2019 was a transitional year for Alliance Data. While our financial results certainly did not meet original expectations, we made several strategic changes during the year that should benefit our future. To list a few:
•	Shifted our client base in Card Services toward faster growing companies and verticals by selling approximately $2.1 billion in non-strategic receivables;
•	Simplified our story and returned capital to our shareholders by divesting Epsilon and Precima (January 2020);
•	Streamlined the parent company cost structure eliminating over $100 million in annual operating costs;
•	Changed the leadership and cost structure at LoyaltyOne, which contributed to a 21 percent increase in constant currency adjusted EBITDA for the fourth quarter;
•	Extended the debt maturity ladder at the parent company providing liquidity that can be used to re-invest in the company; and
•	Hired a seasoned industry veteran from Citigroup, Ralph Andretta, to lead the company going forward.
“During 2020, management and the board of directors will continue to evaluate strategic opportunities to better position the company moving forward.”
CONSOLIDATED RESULTS
FOURTH-QUARTER CONSOLIDATED RESULTS
Revenue decreased less than 1 percent to $1.46 billion for the fourth quarter of 2019. EPS decreased 41 percent to $2.74 for the fourth quarter of 2019, negatively impacted by ($0.65) in restructuring and strategic transaction costs. Core EPS decreased 29 percent to $4.12 and adjusted EBITDA, net decreased 39 percent to $278 million for the fourth quarter of 2019. EPS, core EPS and adjusted EBITDA were negatively impacted by a 59 percent decrease in earnings before taxes at Card Services.
FULL-YEAR CONSOLIDATED RESULTS
Revenue decreased 2 percent to $5.58 billion for 2019. EPS decreased 35 percent to $11.24 for 2019, negatively impacted by ($3.07) in loss on extinguishment of debt and restructuring and strategic transaction costs. Core EPS decreased 14 percent to $16.77 and adjusted EBITDA, net decreased 21 percent to $1.27 billion for 2019.
 FULL-YEAR SEGMENT RESULTS
LoyaltyOne®: Constant currency revenue increased 1 percent to $1.08 billion while constant currency adjusted EBITDA was flat at $253 million for 2019. AIR MILES® reward miles issued increased less than 1 percent for 2019. Changes to the collector value proposition during 2019 are expected to stimulate issuance growth in 2020. BrandLoyalty returned to double-digit adjusted EBITDA growth for the year as a result of better program mix and cost containment initiatives undertaken in 2019.

Alliance Data Systems Corporation
January 30, 2020

Card Services: Revenue decreased 1 percent to $4.55 billion due to nominal growth in normalized receivables coupled with a 50 basis points decline in gross yields. Adjusted EBITDA, net decreased 25 percent to $1.12 billion for 2019, primarily a result of an additional $90 million negative adjustment to the carrying value of held-for-sale receivables and a $172 million increase to the loan loss provision, as principal loss rates stabilized in 2019 as compared to improving in 2018.
Net principal loss rates were 6.1 percent in 2019, 3 basis points better than 2018, while delinquency rates increased slightly to 5.8 percent at December 31, 2019 primarily due to the turn of receivables acquired in the second quarter of 2019.
2020 Guidance
Revenue of $5.6 billion, essentially flat with 2019. Core EPS of $20.50, up 22 percent compared with 2019.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or if any share repurchases are completed.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Alliance Data Systems Corporation
January 30, 2020

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, restructuring or strategic transaction costs, loss on the extinguishment of debt, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.
Reconciliation of Non-GAAP Financial Measures
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company’s website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2020 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company’s future results.
The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.
Conference Call
Alliance Data will host a conference call on Thursday, January 30, 2020 at 8:30 a.m. (Eastern Time) to discuss the Company’s year-end 2019 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

Alliance Data Systems Corporation
January 30, 2020

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 585-8367 or (416) 624-4642 and enter “8696499”. The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, January 30, 2020.
About Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 9,000 associates at more than 50 locations worldwide.
Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
January 30, 2020

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenue	$1,461.0	$1,464.6	$5,581.3	$5,666.6
Operating expenses:
Cost of operations	728.3	739.0	2,838.4	2,699.7
Provision for loan loss	380.7	169.6	1,187.5	1,016.0
Depreciation and amortization	43.0	47.4	176.1	193.6
Loss on extinguishment of debt	—	—	71.9	—
Total operating expenses	1,152.0	956.0	4,273.9	3,909.3
Operating income	309.0	508.6	1,307.4	1,757.3
Interest expense, net:
Securitization funding costs	53.1	56.8	213.4	220.2
Interest expense on deposits	61.3	50.0	225.6	165.7
Interest expense on long-term and other debt, net	27.2	38.0	130.0	156.4
Total interest expense, net	141.6	144.8	569.0	542.3
Income from continuing operations before income taxes	$167.4	$363.8	$738.4	$1,215.0
Income tax expense	37.0	110.7	165.8	269.5
Income from continuing operations	130.4	253.1	572.6	945.5
Income (loss) from discontinued operations, net of taxes (1)	—	31.8	(261.7)	17.6
Net income	$130.4	$284.9	$310.9	$963.1

Per share data:

Weighted average shares outstanding – basic	47.1	54.0	50.0	54.9
Weighted average shares outstanding – diluted	47.6	54.2	50.9	55.1

Basic – Income from continuing operations	$2.73	$4.69	$11.25	$17.24
Basic – Income (loss) from discontinued operations	—	0.59	(5.23)	0.32
Basic – Net income	$2.73	$5.28	$6.02	$17.56

Diluted – Income from continuing operations	$2.74	$4.67	$11.24	$17.17
Diluted – Income (loss) from discontinued operations	—	0.58	(5.14)	0.32
Diluted – Net income	$2.74	$5.25	$6.10	$17.49

(1)
Reflects the results of operations of the Company’s former Epsilon segment, which was sold on July 1, 2019, direct costs identifiable to the Epsilon segment and the allocation of interest expense on corporate debt.

Alliance Data Systems Corporation
January 30, 2020

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$3,874.4	$3,817.4
Credit card and loan receivables:
Credit card and loan receivables	19,463.1	17,855.0
Allowance for loan loss	(1,171.1)	(1,038.3)
Credit card and loan receivables, net	18,292.0	16,816.7
Credit card receivables held for sale	408.0	1,951.6
Redemption settlement assets, restricted	600.8	558.6
Right of use assets - operating	264.3	—
Intangible assets, net	153.3	217.4
Goodwill	954.9	954.8
Other assets	1,947.1	1,913.8
Assets of discontinued operations	—	4,157.4
Total assets	$26,494.8	$30,387.7

Liabilities and Stockholders’ Equity
Deferred revenue	$922.0	$875.3
Deposits	12,151.7	11,793.7
Non-recourse borrowings of consolidated securitization entities	7,284.0	7,651.7
Long-term and other debt	2,849.9	5,725.4
Operating lease liabilities	314.3	—
Other liabilities	1,351.7	1,749.1
Liabilities of discontinued operations	—	260.4
Total liabilities	24,873.6	28,055.6
Stockholders’ equity	1,621.2	2,332.1
Total liabilities and stockholders’ equity	$26,494.8	$30,387.7

Alliance Data Systems Corporation
January 30, 2020

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Year Ended December 31,
	2019	2018

Cash Flows from Operating Activities:
Net income	$310.9	$963.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	249.3	487.3
Deferred income taxes	(178.9)	16.3
Provision for loan loss	1,187.5	1,016.0
Non-cash stock compensation	54.8	80.8
Amortization of deferred financing costs	43.4	47.3
Gain on sale of business	(512.2)	—
Loss on extinguishment of debt	71.9	—
Asset impairment charges	52.0	—
Change in operating assets and liabilities, net of sale of business	(302.0)	(184.2)
Originations of loan receivables held for sale	—	(4,799.0)
Sales of loan receivables held for sale	—	4,928.8
Other	241.0	198.5
Net cash provided by operating activities	1,217.7	2,754.9

Cash Flows from Investing Activities:
Change in redemption settlement assets	(9.5)	(42.2)
Change in credit card and loan receivables	(2,586.8)	(2,749.6)
Proceeds from sale of business	4,409.7	—
Purchase of credit card portfolios	(924.8)	—
Sale of credit card portfolios	2,061.8	1,153.5
Capital expenditures	(142.3)	(199.8)
Other	52.7	(33.9)
Net cash provided by (used in) investing activities	2,860.8	(1,872.0)

Cash Flows from Financing Activities:
Borrowings under debt agreements	3,111.3	4,575.3
Repayments of borrowings	(5,981.8)	(4,893.0)
Net increase in deposits	355.6	864.1
Non-recourse borrowings of consolidated securitization entities	4,851.8	3,714.6
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(5,219.0)	(4,871.0)
Payment of debt extinguishment costs	(46.1)	—
Payment of deferred financing costs	(45.4)	(25.8)
Purchase of treasury shares	(976.1)	(443.2)
Dividends paid	(127.4)	(125.2)
Other	(14.6)	(13.7)
Net cash used in financing activities	(4,091.7)	(1,217.9)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3.6	(12.0)
Change in cash, cash equivalents and restricted cash	(9.6)	(347.0)
Cash, cash equivalents and restricted cash at beginning of period	3,967.7	4,314.7
Cash, cash equivalents and restricted cash at end of period	$3,958.1	$3,967.7

Note:  The cash flow statement is presented with the combined cash flows from discontinued operations with cash flows from continuing operations within each cash flow statement category.

Alliance Data Systems Corporation
January 30, 2020

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Segment Revenue:
LoyaltyOne	$332.4	$333.3	—%	$1,033.1	$1,068.4	(3)%
Card Services	1,128.4	1,131.1	—	4,547.8	4,597.6	(1)
Corporate/Other	0.2	0.2	nm*	0.4	0.6	nm*
Total	$1,461.0	$1,464.6	—%	$5,581.3	$5,666.6	(2)%

Segment Adjusted EBITDA, net:
LoyaltyOne	$80.3	$67.4	19%	$244.5	$254.2	(4)%
Card Services	209.6	427.4	(51)	1,119.7	1,496.0	(25)
Corporate/Other	(12.1)	(36.4)	(67)	(92.9)	(140.8)	(34)
Total	$277.8	$458.4	(39)%	$1,271.3	$1,609.4	(21)%

Key Performance Indicators:
Credit sales	$9,297	$8,953	4%	$30,987	$30,702	1%
Credit sales - active	$8,602	$7,774	11%	$27,832	$25,376	10%
Average receivables	$18,096	$16,775	8%	$17,298	$17,412	(1)%
Gross yield	23.3%	23.6%	(0.3)%	24.0%	24.5%	(0.5)%
Net principal loss rate	6.3%	5.5%	0.8%	6.1%	6.1%	—%
Delinquency rate	5.8%	5.7%	0.1%	5.8%	5.7%	0.1%
AIR MILES reward miles issued	1,486	1,468	1%	5,511	5,500	—%
AIR MILES reward miles redeemed	1,199	1,160	3%	4,416	4,482	(1)%

* nm-not meaningful

Alliance Data Systems Corporation
January 30, 2020

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA and Adjusted EBITDA, net:
Income from continuing operations	$130.4	$253.1	$572.6	$945.5
Income tax expense	37.0	110.7	165.8	269.5
Total interest expense, net	141.6	144.8	569.0	542.3
Depreciation and other amortization	20.1	21.0	79.9	80.7
Amortization of purchased intangibles	22.9	26.4	96.2	112.9
Stock compensation expense	0.5	9.2	25.1	44.4
Strategic transaction costs (1)	6.7	—	11.7	—
Restructuring and other charges (2)	33.0	—	118.1	—
Loss on extinguishment of debt (3)	—	—	71.9	—
Adjusted EBITDA	$392.2	$565.2	$1,710.3	$1,995.3
Less: Funding costs (4)	114.4	106.8	439.0	385.9
Adjusted EBITDA, net of funding costs	$277.8	$458.4	$1,271.3	$1,609.4

Core Earnings:
Income from continuing operations	$130.4	$253.1	$572.6	$945.5
Add back: non-cash/ non-operating items:
Stock compensation expense	0.5	9.2	25.1	44.4
Amortization of purchased intangibles	22.9	26.4	96.2	112.9
Non-cash interest (5)	10.7	9.3	39.9	40.3
Strategic transaction costs (1)	6.7	—	11.7	—
Restructuring and other charges (2)	33.0	—	118.1	—
Loss on extinguishment of debt (3)	—	—	71.9	—
Income tax effect (6)	(8.1)	14.6	(81.4)	(69.6)
Core earnings	$196.1	$312.6	$854.1	$1,073.5

Weighted average shares outstanding – diluted	47.6	54.2	50.9	55.1

Core earnings per share – diluted	$4.12	$5.76	$16.77	$19.49

(1)	Represents costs for professional services associated with strategic initiatives.
(2)	Represents costs associated with restructuring or other exit activities.
(3)
Represents loss on extinguishment of debt resulting from the redemption price of the senior notes and the write-off of deferred issuance costs related to the July 2019 extinguishment of $1.9 billion outstanding senior notes and a mandatory payment of $500.0 million of the Company’s revolving credit facility.

(4)	Represents interest expense on deposits and securitization funding costs.
(5)	Represents amortization of debt issuance costs.
(6)	Represents the tax effect including the related non-GAAP measure adjustments using the effective tax rate.

Alliance Data Systems Corporation
January 30, 2020

	Three Months Ended December 31, 2019
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$57.4	$276.3	$(24.7)	$309.0
Depreciation and amortization	20.5	20.9	1.6	43.0
Stock compensation expense	0.8	(0.5)	0.2	0.5
Strategic transaction costs	0.7	—	6.0	6.7
Restructuring and other charges	0.9	27.3	4.8	33.0
Adjusted EBITDA	80.3	324.0	(12.1)	392.2
Less: Funding costs	—	114.4	—	114.4
Adjusted EBITDA, net	$80.3	$209.6	$(12.1)	$277.8

	Three Months Ended December 31, 2018
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$45.1	$506.3	$(42.8)	$508.6
Depreciation and amortization	20.3	25.1	2.0	47.4
Stock compensation expense	2.0	2.8	4.4	9.2
Adjusted EBITDA	67.4	534.2	(36.4)	565.2
Less: Funding costs	—	106.8	—	106.8
Adjusted EBITDA, net	$67.4	$427.4	$(36.4)	$458.4

	Year Ended December 31, 2019
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$105.4	$1,430.7	$(228.7)	$1,307.4
Depreciation and amortization	80.1	89.3	6.7	176.1
Stock compensation expense	7.2	9.3	8.6	25.1
Strategic transaction costs	1.0	—	10.7	11.7
Restructuring and other charges	50.8	29.4	37.9	118.1
Loss on extinguishment of debt	—	—	71.9	71.9
Adjusted EBITDA	244.5	1,558.7	(92.9)	1,710.3
Less: Funding costs	—	439.0	—	439.0
Adjusted EBITDA, net	$244.5	$1,119.7	$(92.9)	$1,271.3

	Year Ended December 31, 2018
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$159.4	$1,767.5	$(169.6)	$1,757.3
Depreciation and amortization	84.8	101.1	7.7	193.6
Stock compensation expense	10.0	13.3	21.1	44.4
Adjusted EBITDA	254.2	1,881.9	(140.8)	1,995.3
Less: Funding costs	—	385.9	—	385.9
Adjusted EBITDA, net	$254.2	$1,496.0	$(140.8)	$1,609.4